Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-213964 on Form S-3 and Registration Statement Nos. 333-207744 and 333-218767 on Form S-8 of our report dated March 7, 2018, relating to the consolidated financial statements of Collegium Pharmaceutical, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Collegium Pharmaceutical, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 7, 2018